UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018 (January 31, 2018)
FGL HOLDINGS
(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sterling House 16 Wesley Street Hamilton HM CX, Bermuda
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 445-6758

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure

On February 1, 2018, FGL Holdings (the “Company”) will distribute an investor update presentation to certain individuals. A copy of such presentation is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On January 30, 2018, the Company filed a prospectus supplement to the prospectus that forms a part of the Company’s registration statement on Form S-3 which was declared effective on January 16, 2018.  The registration statement covered only the resale from time to time by certain securityholders of certain outstanding securities, and the issuance by the Company from time to time of shares upon the exercise of certain outstanding warrants.  Any sales by securityholders under the registration statement remain subject to the terms of any lockup agreements previously entered into by such securityholders. The prospectus supplement was filed solely to facilitate the ability of any selling securityholder that is an entity to effect an in-kind distribution of the Company’s securities to such securityholder’s partners, members or shareholders pursuant to the registration statement.

All information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.    Description

99.1        Investor Presentation dated January 31, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 2018	FGL HOLDINGS

By: /s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Secretary and General Counsel